Exhibit 99.1

NewsRelease

TC PipeLines, LP’s General Partner Undertakes MLP Strategy Review

Houston, Texas – July 1, 2016 – TC PipeLines, LP (NYSE: TCP) (the Partnership) has been advised that the parent company of its general partner, TransCanada Corporation (TransCanada), has retained a financial advisor to assist in developing TransCanada’s master limited partnership (MLP) strategy.  A decision on the MLP strategy is expected to be communicated by the end of 2016.  In the interim, Management expects to recommend to the board of directors an increase to the Partnership’s quarterly distribution consistent with historical guidance.

TC PipeLines, LP is a Delaware master limited partnership with interests in seven federally regulated U.S. interstate natural gas pipelines which serve markets in the Western, Midwestern and Eastern United States. The Partnership is managed by its general partner, TC PipeLines GP, Inc., a subsidiary of TransCanada Corporation (NYSE: TRP). For more information about TC PipeLines, LP, visit the Partnership’s website at www.tcpipelineslp.com.

Forward-Looking Statements
Certain non-historical statements in this release relating to future plans, projections, events or conditions are intended to be “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  These statements are based on current expectations and, therefore, subject to a variety of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, the timing, structure and closing of future dropdowns of TransCanada’s remaining U.S. natural gas pipeline assets and the ability of these assets to generate ongoing value to our unitholders, competitive conditions in the natural gas industry, increases in operating and compliance costs, the outcome of rate proceedings, our ability to identify and complete expansion and growth opportunities, operating hazards beyond our control, availability of capital and market demand that the Partnership expects or believes will or may occur in the future.  These and other factors that could cause future results to differ materially from those anticipated are discussed in Item 1A in our Annual Report on Form 10-K for the year-ended December 31, 2015 filed with the Securities and Exchange Commission (the SEC), as updated and supplemented by subsequent filings with the SEC. All forward-looking statements are made only as of the date made and except as required by applicable law, we undertake no obligation to update any forward-looking statements to reflect new information, subsequent events or other changes.

Media Inquiries:	Mark Cooper/Terry Cunha	403.920.7859
		800.608.7859

Unitholder and Analyst Inquiries:	Rhonda Amundson	877.290.2772
		investor_relations@tcpipelineslp.com